EXHIBIT 99.1

For further information contact:

AT EMISPHERE TECHNOLOGIES, INC.                 Investors
Elliot M. Maza, CPA, J.D.                       Betsy Brod/Jonathan Schaffer
Chief Financial Officer                         Brod & Schaffer, LLC
(914) 785-4703                                  (212) 750-5800

Gillian Racine                                  Media
Investor Relations                              Dan Budwick
(914) 785-4742                                  BMC Communications
                                                (212) 477-9007 ext.14

EMISPHERE TECHNOLOGIES ANNOUNCES 2004 SECOND QUARTER RESULTS

Tarrytown, NY - August 4, 2004 --- Emisphere Technologies, Inc. (NASDAQ: EMIS) today announced results for the second quarter ended June 30, 2004. The Company also highlighted its progress in development programs using its proprietary eligen(R) drug delivery technology.

Emisphere reported a net loss of $8.8 million, or $0.48 per share, for the quarter ended June 30, 2004, as compared to a net loss of $11.4 million, or $0.63 per share for the quarter ended June 30, 2003.

Total operating expenses were $7.7 million for the 2004 second quarter, a decrease of $3.0 million, or 28%, compared to the same period last year. Total operating expenses include research and development costs of $3.7 million, a decrease of $1.7 million or 31%, compared to last year's second quarter. General and administrative expenses were $2.8 million, essentially equal to general and administrative expenses for the same period last year.

Depreciation and amortization expenses were lower in the second quarter than last year due to the surrender of a portion of the leased space at the Tarrytown facility and the resultant reduction in the cost basis of leasehold improvements.

For the quarter ended June 30, 2004, other expense, which includes investment income, interest expense and loss on sale of fixed assets, was $1.2 million compared to $0.9 million for the same period last year.

Weighted average shares outstanding for the quarter ended June 30, 2004 and June 30, 2003, were 18.4 million and 18.0 million, respectively.

As of June 30, 2004, Emisphere held cash, cash equivalents and investments totaling $30.2 million.

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Emisphere filed a shelf registration with the Securities and Exchange Commission on July 8, 2004, to sell in one or more offerings up to five million shares of its common stock. The Company plans to use the proceeds from the shelf offering for general corporate purposes, including further development of its lead clinical programs.

Michael M. Goldberg, M.D., Chairman and Chief Executive Officer of Emisphere Technologies, Inc., commented, "We made significant progress during the second quarter in our research and development efforts, both internally and in collaboration with our partners. Our heparin program has advanced, and we are now preparing to initiate discussions with the U.S. Food and Drug Administration
(FDA) for a new pivotal clinical trial comparing our soft gelatin capsule formulation with the current injectable treatment. In addition, other research programs we have undertaken, both with and without potential partners, have led to licensing discussions and new relationships with other major pharmaceutical companies. We consider these ongoing discussions and interest as validation of our proprietary eligen(R) technology."

PRODUCT DEVELOPMENT UPDATE FOR SECOND QUARTER 2004

Oral Heparin

During the second quarter, Emisphere initiated a clinical trial in the United States as part of its oral heparin program, with the purpose of selecting an oral solid formulation of unfractionated heparin (UFH), an antithrombotic/anticoagulant, for use in late-stage clinical trials. In a separate release issued today, the Company announced that it has selected a soft gelatin capsule formulation from the aforementioned trial to move forward into broad clinical testing. With this formulation, Emisphere plans to initiate discussions with the U.S. Food and Drug Administration (FDA) to outline an aggressive clinical development program, comparing the selected formulation with the currently marketed injectable low molecular weight heparin product.

Oral Insulin

On June 5th, Emisphere presented the results from a multiple-dose clinical study of an oral insulin tablet using its eligen(R) technology at the 64th Scientific Sessions of the American Diabetes Association. The study was conducted at PROFIL institute, an internationally recognized diabetes research center in Germany. The results from this study indicated that treatment with Emisphere's oral insulin over a fourteen day period was well-tolerated, led to improvements in post-prandial blood glucose concentrations and tended to improve fasting blood glucose concentrations and insulin resistance with no hypoglycemic events, an adverse complication that is often associated with injected insulin and other anti-diabetic treatments. Emisphere continues discussions with several potential partners for its oral insulin program while simultaneously continuing to advance the program's development.

THE ELIGEN(R) TECHNOLOGY

Emisphere's broad-based oral drug delivery technology platform, known as the eligen(R) technology, is based on the use of proprietary, synthetic chemical compounds, known as EMISPHERE(R) delivery agents, or "carriers". These molecules facilitate or enable the transport

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of the therapeutic macromolecules across biological membranes such as those of the gastrointestinal tract, and exert their desired pharmacological effect. Emisphere's eligen(R) technology makes it possible to orally deliver a therapeutic molecule without altering its chemical form or biological integrity.

ABOUT EMISPHERE TECHNOLOGIES, INC.

Emisphere Technologies, Inc. (Nasdaq: EMIS) is a biopharmaceutical company pioneering the oral delivery of otherwise injectable drugs. Emisphere's business strategy is to develop oral forms of injectable drugs, either alone or with corporate partners, by applying its proprietary eligen(R) technology to those drugs or licensing its eligen(R) technology to partners who typically apply it directly to their marketed drugs. Emisphere's eligen(R) technology has enabled the oral delivery of proteins, peptides, macromolecules and charged organics. Emisphere and its partners have advanced oral formulations or prototypes of salmon calcitonin, heparin, insulin, parathyroid hormone, human growth hormone and cromolyn sodium into clinical trials. Emisphere has strategic alliances with world-leading pharmaceutical companies. For further information, please visit www.emisphere.com.

Emisphere will hold a teleconference to discuss its second quarter 2004 financial results on August 4, 2004 beginning at 10:30 a.m. Eastern Time (7:30 a.m. Pacific Time). A replay of the teleconference will be made available for one week and will be accessible two hours following the end of the call.

The live conference call dial-in number is:     800-231-5571 (U.S./Canada)
                                                973-582-2703 (international)

To access a replay of the call:                 877-519-4471 (U.S./Canada)
                                                973-341-3080 (international)
                                                Conference ID: 4919762

Emisphere will simultaneously be webcasting this teleconference. To access the live broadcast in listen-only mode or the subsequently archived recording please go to the investor relations portion of the Company's website at www.emisphere.com or to http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker= EMIS&script=1010&item_id=920511. Please visit these sites at least five minutes prior to start time for instructions.

Safe Harbor Statement Regarding Forward-looking Statements
The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere's product candidates and the sufficiency of Emisphere's cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere's drug delivery technology, Emisphere's ability to fund such efforts with or without partners, and other risks and uncertainties detailed in Emisphere's filings with

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

the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in Emisphere's Annual Report on Form 10-K (file no. 1-10615) filed on March 29, 2004.

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For additional information, please visit Emisphere's web site at
www.emisphere.com.

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                          EMISPHERE TECHNOLOGIES, INC.
                         Selected Financial Information
            For the three and six months ended June 30, 2004 and 2003
                 (in thousands, except share and per share data)

Condensed Statements of Operations

                                                 FOR THE THREE MONTHS ENDED     FOR THE SIX MONTHS ENDED
                                                           JUNE 30,                     JUNE 30,
                                                 ---------------------------   ---------------------------
                                                    2004           2003           2004           2003
                                                 ------------   ------------   ------------   ------------
                                                  (unaudited)    (unaudited)    (unaudited)    (unaudited)
Revenue ......................................   $        147   $        246   $        147   $        272
                                                 ------------   ------------   ------------   ------------

Costs and expenses:
  Research and development ...................          3,750          5,430          8,631         10,394
  General and administrative expenses ........          2,772          2,806          5,358          5,345
  Restructuring ..............................             --            (73)            --            (73)
  Loss on impairment of long-lived assets ....             --          1,036             --          1,040
  Depreciation and amortization ..............          1,224          1,562          2,450          3,079
                                                 ------------   ------------   ------------   ------------
    Total costs and expenses .................          7,746         10,761         16,439         19,785
                                                 ------------   ------------   ------------   ------------
Operating loss ...............................         (7,599)       (10,515)       (16,292)       (19,513)
                                                 ------------   ------------   ------------   ------------

Other (expense) and income:
  Investment income and other ................            216            380            498            758
  Interest expense ...........................         (1,450)        (1,245)        (2,902)        (2,489)
  Loss on sale of fixed assets ...............             (2)           (66)            --            (66)
                                                 ------------   ------------   ------------   ------------
    Total other (expense) and income .........         (1,236)          (931)        (2,404)        (1,797)

Net Loss .....................................   $     (8,835)  $    (11,446)  $    (18,696)  $    (21,310)
                                                 ============   ============   ============   ============
Net loss per share, basic and diluted ........   $      (0.48)  $      (0.63)  $      (1.02)  $      (1.18)
                                                 ============   ============   ============   ============
Weighted average shares outstanding, basic and
 diluted .....................................     18,404,000     18,048,000     18,334,000     18,034,000
                                                 ============   ============   ============   ============

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

Condensed Balance Sheets
                                                      JUNE 30,     DECEMBER 31,
                                                       2004           2003
                                                    -----------   -------------
Assets:
  Cash, cash equivalents, and investments           $    30,216   $      43,008
  Prepaid expenses and other current assets               1,175           1,424
  Equipment and leasehold improvements, net              11,520          13,324
  Land, building and equipment held for sale, net         3,584           3,618
  Assets under capital lease                                563             681
  Purchased technology, net                               2,393           2,512
  Other assets                                            1,512           1,482
                                                    -----------   -------------
    Total Assets                                    $    50,963   $      66,049
                                                    ===========   =============

Liabilities and Stockholders' Equity:
  Current liabilities                               $     3,270   $       3,371
  Notes payable                                          41,220          38,345
  Capital lease obligation -L/T                             359             469
  Deferred lease liability - L/T                            859           1,057
  Stockholders' equity                                    5,255          22,807
                                                    -----------   -------------
    Total liabilities and stockholders' equity      $    50,963   $      66,049
                                                    ===========   =============

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